Exhibit 95
Mine Safety Disclosures

Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) requires companies to disclose in their periodic reports information about the coal and other mines at which they are an operator.  The operations of the Company at coal and other mines in the U.S. are inspected by the Mine Safety and Health Administration (“MSHA”) on an ongoing basis.
In evaluating the information regarding mine safety and health, investors should take into account the fact that the Federal Mine Safety and Health Act (the “Mine Act”) has been construed as authorizing MSHA to issue citations and orders pursuant to the legal doctrine of strict liability, or liability without fault. If, in the opinion of an MSHA inspector, a condition that violates the Mine Act or regulations promulgated pursuant to it exists, then a citation or order will be issued regardless of whether the operator had any knowledge of, or fault in, the existence of that condition. Many of the Mine Act standards include one or more subjective elements, so that issuance of a citation or order often depends on the opinions or experience of the MSHA inspector.
Whenever MSHA believes that a violation of the Mine Act, any health or safety standard, or any regulation has occurred, it may issue a citation or order which describes the violation and fixes a time within which the operator must abate the violation. In some situations, such as when MSHA believes that conditions pose a hazard to miners, MSHA may issue an order requiring cessation of operations, or removal of miners from the area of the mine, affected by the condition until the hazards are corrected.
Citations and orders can be contested before the Federal Mine Safety and Health Review Commission (the "Commission"), and as part of that process, are often reduced in severity and amount, and are sometimes dismissed. The Commission is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. These cases may involve, among other questions, challenges by operators to citations, orders and penalties they have received from MSHA.

The table that follows reflects citations, orders, violations and proposed assessments issued to the Company by MSHA during the fiscal year ended January 31, 2012 and all pending legal actions as of January 31, 2012.  Due to timing and other factors, the data may not agree with the mine data retrieval system maintained by MSHA.

Mine or Operating Name/MSHA	Section 104 S&S (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a)Orders (#)	Total Dollar Value of MSHA ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Hycroft								No	No	4	5	1
Swift Creek Outside Lake City, Florida								No	No			1
Mosaic – Hookers Prairie								No	No
Boron Operations								No	No
CR Briggs								No	No
Barrick Gold, Turguoise Ridge								No	No
ISP Minerals								No	No
Gold Corp Marigold Mine								No	No
Barrick Ruby Hill								No	No
Barrick Golden Sunlight								No	No
Barrick/ Kinross Round Mountain Gold								No	No
Newmont, Buffalo Valley								No	No

Nevada Copper			No	No
Barrick Cortez			No	No
FMI Sierrita Mine, AZ			No	No
Jim Walters			No	No
Nyrstar Young			No	No
Nyrstar Gordonsville			No	No	1	1
Drummond			No	No
Carmeuse			No	No
Morgan Worldwide			No	No
Carmeuse			No	No
Lafarge NA			No	No
Lafarge			No	No
Lhoist NA			No	No
Mingo Logan			No	No
US Gypsum			No	No
Sweetwater			No	No
Libson Vallet			No	No
Twenty Mile Coal			No	No
Barrick Goldstrike		$1,026	No	No	1	1
URS Morenci			No	No
Freeport McMoRan Sierrita			No	No
Cyprus Tohono Corp.			No	No
Sun Valley Plant			No	No
CML Metals			No	No
FMI Bagdad			No	No
FMI Morenci			No	No
FMI Miami			No	No
Twin Buttes			No	No
FMI – Tyrone			No	No
Newmont-Carlin			No	No
Silver Bell Mining			No	No
Allied NV Hycroft			No	No
Imerys Plant #1			No	No
PCS Phosphates			No	No
Noranda Alumina			No	No
Agnico Eagle- West Pequop			No	No
Allied NV Gold-Hycroft Mine			No	No
Allied NV – Hasbrook			No	No
AMEC-Sullivan Ranch			No	No
American Lithium Minerals-			No	No
Asacro-Chilito			No	No
Asarc-Mission			No	No
Asarco-Ray	1	$4,689	No	No	1	1
Asarco-Silver Bell			No	No
Barrick Arturo (Dee)			No	No
Barrick Bald. Mt.			No	No
Barrick Cortez			No	No

Barrick EXP Surf & UG		No	No
Barrick Turquoise Ridge Surf/UG		No	No
Barrick- Goldstrike		No	No
Barrick- Goldstrike UG		No	No
Barrick-Ruby Hill		No	No
BH Minerals-		No	No
BHP-Pinto Valley		No	No
Canamex Resources- Bruner		No	No
Cayden Resources US Inc-Quartz MT.		No	No
Centerra-Ren		No	No
Coeur Rochester- Rochester		No	No
Comstock-		No	No
Cooper One-		No	No
Dynasty Gold		No	No
Evolving Gold Corp.		No	No
Freeport McMoRan- Bagdad	$224	No	No	1	1	1
Freeport McMoRan- Christmas Mine		No	No
Freeport McMoRan- Chino		No	No
Freeport McMoRan-Dragoon		No	No
Freeport McMoRan- Miami		No	No
Freeport McMoRan- Morenci		No	No	2	2
Freeport McMoRan- Safford		No	No
Freeport McMoRan- Sierrita		No	No
Freeport McMoRan-Twin Buttes		No	No
Fronteer Development– Long Cany.		No	No
Gold Acquisition Corp.		No	No
Gold Reef-Rim Rock		No	No
Gold Standard Ventures- Railroad		No	No
Golden Predator-		No	No
Golden Vertex – Moss Mine		No	No

Great Basin Gold-Ivanhoe/Hollister	No	No
Gryphon Gold- Borealis	No	No
Harvest Gold-Rosebud	No	No
JR Simplot – Soda Springs	No	No
Kennecott UT Copper- Bingham	No	No
Klondex-Fire Creek	No	No
Marigold	No	No
Meridian Gold-	No	No
Metallic Ventures- Converse	No	No
Metallic Ventures-Gold Field	No	No
Mettalic Ventures- Gemfield	No	No
Midway-Pancake	No	No
Mineral Ridge	No	No
Minerals Technology	No	No
Miranda Gold	No	No
Montezuma-Red Canyon	No	No
Musgrove Mineral	No	No
Nevada Copper-Pumpkin	No	No
Newmont-Carlin	No	No
Newmont Exploration	No	No
Newmont Genex	No	No
Newmont Leeville	No	No
Newmont- Lonetree	No	No
Newmont McCoy Cove	No	No
Newmont-Midas Surf / UG	No	No
Newmont Phoenix	No	No
Newmont Twin- Creeks	No	No
Northgate Minerals	No	No
Oracle Ridge Mining	No	No
Paramount Gold and Silver	No	No
Paris Hills Agricom	No	No
Pilot Gold	No	No
Premier Gold Mines-	No	No
Quadra Mining-Robinson	No	No
Quaterra Resources-	No	No

Regal Resources – Camp Verde	No	No
Renaissance Gold – Spruce MT	No	No
Rio Tinto- Resolution	No	No
Romarco Minerals-Haile Gold Mine	No	No
Round Mt. Gold	No	No
Rye Patch Gold	No	No
Snowstorm LLC	No	No
Solitario Exp- Mt. Hamilton	No	No
Talon Gold-N. Bullfrog	No	No
Tatmar Ventures	No	No
TGC Holdings	No	No
Thompson Creek Mining	No	No
Trio Gold	No	No
US Gold-	No	No
Victoria Res.	No	No
Vista NV	No	No
Western Pacific Resources	No	No
WPC Resources	No	No
WK Mining	No	No
Yukon NV Gold – Surface	No	No
Heritage Coal	No	No
Carmeuse Lime	No	No
Hilltop Basic Resources	No	No
Hilltop Basic Resources	No	No
Noranda Alumin S. Flourocarbon	No	No
Noranda Alumina East Flourocarbon	No	No
Carmeuse	No	No
Carmeuse	No	No
Imery's	No	No

A citations, orders and assessments reflected above are those initially issued or proposed by MSHA.  They do not reflect subsequent changes in the level of severity of a citation or order or the value of an assessment that may occur as a result of proceedings conducted in accordance with MSHA rules and regulations.

The Federal Mine Safety and Health Review Commission (the “Commission”) is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. As of January 31, 2012, the Company has a total of 9 matters pending before the Commission.  All of these matters concern contests of citations or orders issued under section 104 of the Mine Act, along with the contests of the proposed penalties for each of these. During the fiscal year ended January 31, 2012, 11 actions were instituted before the Commission and two matters were resolved.